UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2010

Energy Services of America Corporation

(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32998 (Commission File Number)	20-4606266 (I.R.S. Employer Identification No.)

100 Industrial Lane, Huntington, West Virginia 25702-9694
 (Address of principal executive offices)

(304) 399-6315
Registrant's telephone number, including area code

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 20, 2010, Nester S. Logan and Samuel G. Kapourales were appointed to the Board of Directors of Energy Services of America Corporation (the “Company”).

Nester S. Logan, 71, is the owner of S.S. Logan Packing Co. located in Huntington Virginia.  Mr. Logan is a director of First Guaranty Bancshares, Inc.  Mr. Logan owns 267,700 shares of the Company common stock and owns warrants for 470,000 shares of common stock.

Samuel G. Kapourales, 75, is a board member of the West Virginia Health Care Authority and Kapourales Properties, LLC.  Mr. Kapourales serves as a director of First National Bank of Williamson and First Bank of Charleston.  Mr. Kourpales owns 300,000 shares of Company common stock and owns warrants for 643,688 shares of common stock.

Both Mr. Logan and Mr. Kapourales are deemed to be independent directors under the Company’s corporate policies and applicable listing requirements.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired.
Not Applicable.
(b)	Pro forma financial information.
Not Applicable.
(c)	Shell Company Transactions.
Not Applicable.
(d)	Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY SERVICES OF AMERICA CORPORATION

DATE: December 23, 2010	B:By: /s/ Edsel R. Burns
Edsel R. Burns
President
(Duly Authorized Representative)